As filed with the Securities and Exchange Commission on October 29, 2013

Registration No. 333-183587

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No.1

To

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

DEJOUR ENERGY INC.

(Exact name of Registrant as Specified in its Charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

598-999 Canada Place

Vancouver, British Columbia

Canada, V6C 3E1

(604) 638-5050

(Address of Principal Executive Offices)

DL Services, Inc.

Columbia Center

701 Fifth Avenue, Suite 6100

Seattle, Washington 98104-7043

(206) 903-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies to:

Daniel M. Miller Dorsey & Whitney LLP Suite 1605, 777 Dunsmuir Street P.O. Box 10444, Pacific Centre Vancouver, British Columbia Canada V7Y 1K4 (604) 630-5199

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

_______________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated October 29, 2013.

DEJOUR ENERGY INC.

$25,000,000

Common Shares

Warrants

Units

We may offer and sell from time to time up to an aggregate of $25,000,000 of common shares (issued separately or upon exercise of warrants), warrants and units comprising any combination of common shares and warrants.  The specific terms of any securities offered will be described in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you purchase our securities. This prospectus may not be used to offer securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution. If underwriters, dealers and agents are used to sell these securities, we will name them and describe their compensation in a prospectus supplement.

Our common shares are traded on the Toronto Stock Exchange and on the NYSE MKT, in both cases under the symbol “DEJ.” On October 28, 2013, the last reported sale price of our common shares on the Toronto Stock Exchange was Cdn$0.19 per common share and on the NYSE MKT was $0.18 per common share. There is currently no market through which the securities, other than the common shares, may be sold and purchasers may not be able to resell the securities purchased under this prospectus. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation.

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates on October 28, 2013 was approximately $24,824,947. We have not issued any securities pursuant to Instruction I.B.5 of Form F-3 during the 12 calendar month period that ends on and includes the date hereof.

Our principal executive offices are located at Suite 598 – 999 Canada Place, Vancouver, British Columbia V6C 3E1, Canada (telephone: (604) 638-5050).

Investing in our securities involves risks. Prior to purchasing our securities, you should carefully consider the risk factors that will be described in any applicable prospectus supplement and the risk factors described in our filings with the Securities and Exchange Commission, as explained under the heading “Risk Factors” on page 3 of this prospectus.

Neither the United States Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The date of this prospectus is , 2013.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1

WHERE YOU CAN FIND MORE INFORMATION	2

ENFORCEMENT OF CIVIL LIABILITIES	2

DOCUMENTS INCORPORATED BY REFERENCE	2

RISK FACTORS	3

FORWARD-LOOKING STATEMENTS	4

DEJOUR ENERGY INC.	6

USE OF PROCEEDS	6

Description of Common Shares	6

Description of Warrants	7

DESCRIPTION OF UNITS	8

MATERIAL FEDERAL INCOME TAX CONSEQUENCES	9

PLAN OF DISTRIBUTION	9

INTERESTS OF NAMED EXPERTS AND COUNSEL	10

LEGAL MATTERS	11

EXPERTS	11

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of $25,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities under this process, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including a description of any risks relating to the offering if those terms and risks are not described in this prospectus.  A prospectus supplement may also add, update, or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

Before investing in our securities, please carefully read both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus, as listed under “Documents Incorporated by Reference,” and the additional information described below under “Where You Can Find More Information.”

We may sell securities to or through underwriters or dealers, and we may also sell securities directly to other purchasers or through agents.  To the extent not described in this prospectus, the names of any underwriters, dealers, or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers, and the compensation, if any, of such underwriters, dealers, or agents will be described in a prospectus supplement.

Owning securities may subject you to tax consequences in the United States. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

You should rely only on the information contained in or incorporated by reference into this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell the securities and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. You should assume that the information contained in this prospectus and in any applicable prospectus supplement is accurate only as of the date on the front cover of this prospectus or prospectus supplement, as applicable, and the information incorporated by reference into this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, unless the context otherwise requires, references to “Dejour,” the “Company,” “we,” “us,” or “our” refers to Dejour Energy Inc. and/or its wholly owned subsidiaries.

Currency and Financial Information

Unless otherwise stated, currency amounts in this prospectus are stated in United States dollars. References in this prospectus to “$” are to U.S. dollars and references to “Cdn$” are to Canadian dollars. The consolidated financial statements incorporated by reference into this prospectus and the documents incorporated by reference into this prospectus, and the financial data derived from those consolidated financial statements included in this prospectus, are presented in Canadian dollars.

The following table lists, for each period presented, the high and low exchange rates, the average of the exchange rates during the period indicated, and the exchange rates at the end of the period indicated, for one Canadian dollar, expressed in United States dollars, based on the noon exchange rate published by the Bank of Canada.

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	Six Months ended June 30,	Year ended December 31,
	2013	2012	2011	2010
High for the period	$1.0164	$1.0299	$1.0583	$1.0054
Low for the period	$0.9495	$0.9599	$0.9430	$0.9278
End of period	$0.9513	$1.0051	$0.9833	$1.0054
Average for the period	$0.9844	$1.0004	$1.0111	$0.9709

On October 28, 2013, the Bank of Canada’s noon exchange rate was Cdn$1 = $0.9574.

On January 1, 2011, we adopted International Financial Reporting Standards (“IFRS”) for financial reporting purposes, using a transition date of January 1, 2010. Our annual audited consolidated financial statements for the year ended December 31, 2012, including 2011 and 2010 required comparative information, have been prepared in accordance with IFRS, as issued by the International Accounting Standards Board and interpretations of the International Financial Reporting Interpretations Committee. Our financial statements prior to the fiscal year ended December 31, 2010 were prepared in accordance with Canadian generally accepted accounting principles then in effect (“Canadian GAAP”). IFRS and Canadian GAAP differ from United States generally accepted accounting principles in certain respects, and therefore our financial statements may not be comparable to the financial statements of United States companies.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, of which the prospectus forms a part. This prospectus does not contain all the information set out in the registration statement. For further information about us and the securities, please refer to the registration statement, including the exhibits to the registration statement. The exhibits to the registration statement provide more details of the matters discussed in this prospectus.

We are subject to the information requirements of the Exchange Act, and we therefore file reports and other information with the SEC. The reports and other information filed by us with the SEC may be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Copies of the same documents can also be obtained from the public reference room of the SEC in Washington by paying a fee. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a website (www.sec.gov) that makes available reports and other information that we file electronically with it, including the registration statement that we have filed with respect to the offering of these securities.

ENFORCEMENT OF CIVIL LIABILITIES

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of the Province of British Columbia, Canada, that many of our officers and directors are residents of countries other than the United States, that some of the experts named in this prospectus are residents of countries other than the United States, and that some of our assets and the assets of said persons are located outside the United States.

In particular, it may be difficult to bring and enforce suits against us or said persons under U.S. federal securities laws. It may be difficult for U.S. holders of our common shares to effect service of process on us or said persons within the United States or to enforce judgments obtained in the United States based on the civil liability provisions of the U.S. federal securities laws against us or said persons.  In addition, a shareholder should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States, or (ii) would enforce, in original actions, liabilities against us, our officers or directors or other said persons predicated upon the U.S. federal securities laws or other laws of the United States.

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DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed with or furnished to the SEC are specifically incorporated by reference into, and form a part of, this prospectus:

(a)	our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, filed with the SEC on April 29, 2013;

(b)	our Report of Foreign Issuer on Form 6-K containing interim financial statements and interim Management’s Discussion and Analysis for the three months ended March 31, 2013, furnished to the SEC on May 16, 2013;

(c)	our Report of Foreign Issuer on Form 6-K furnished to the SEC on June 21, 2013;

(d)	our Report of Foreign Issuer on Form 6-K containing interim financial statements and interim Management’s Discussion and Analysis for the three and six months ended June 30, 2013, furnished to the SEC on August 14, 2013;

(e)	the description of our common shares set forth in the amendment to our registration statement on Form 8-A, as filed with the SEC on February 15, 2012, including any further amendment to such registration statement or report filed for the purpose of amending such description; and

(f)	all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus but before the end of the offering of the securities pursuant to this prospectus.

In addition, all subsequent Annual Reports on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Form 10-Q or Form 8-K, that we file pursuant to the Exchange Act prior to the termination of this offering, are hereby incorporated by reference into this prospectus. Also, we may incorporate by reference future reports on Form 6-K that we furnish subsequent to the date of this prospectus by stating in those Form 6-Ks that they are being incorporated by reference into this prospectus.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, in one of those other documents or in any other later filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any such statement so modified shall not be deemed, except as so modified, to constitute a part of this prospectus. Any such statement so superseded shall be deemed not to constitute a part of this prospectus.

Any person receiving a copy of this prospectus, including any beneficial owner, may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference into this prospectus, except for the exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents. Requests should be directed to our principal executive offices, Suite 598 – 999 Canada Place, Vancouver, British Columbia V6C 3E1, Canada, Attention: Chief Financial Officer; Telephone: (604) 638-5050.

RISK FACTORS

An investment in our securities is highly speculative and subject to a number of known and unknown risks. Only those persons who can bear the risk of the entire loss of their investment should purchase our securities. You should carefully consider the risk factors incorporated by reference to our Annual Report on Form 20-F for the fiscal year ended December 31, 2012 and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in any applicable prospectus supplement, before purchasing any of our securities.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain “forward-looking statements” within the meaning of applicable securities legislation. Any statements that are not of historical fact and express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) may be forward-looking statements. Forward-looking statements concern such matters as our anticipated results and developments in our operations in future periods, planned exploration and, if warranted, development of our properties, plans related to our business and other matters that may occur in the future. Forward-looking statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

In particular, the forward-looking statements contained in this prospectus and the documents incorporated by reference into this prospectus concern, among other things:

•	drilling inventory, drilling plans and timing of drilling, re-completion and tie-in of wells;
•	productive capacity of wells, anticipated or expected production rates and anticipated dates of commencement of production;
•	drilling, completion and facilities costs;
•	results of our various projects;
•	ability to lower cost structure in certain of our projects;
•	our growth expectations;
•	timing of development of undeveloped reserves;
•	the performance and characteristics of our oil and natural gas properties;
•	oil and natural gas production levels;
•	the quantity of oil and natural gas reserves;
•	capital expenditure programs;
•	supply and demand for oil and natural gas and commodity prices;
•	the impact of federal, provincial, and state governmental regulation on our business;
•	expected levels of royalty rates, operating costs, general administrative costs, costs of services and other costs and expenses;
•	expectations regarding our ability to raise capital and to continually add to reserves through acquisitions, exploration and development;
•	treatment under governmental regulatory regimes and tax laws;
•	the renewal of our revolving credit facility; and
•	realization of the anticipated benefits of acquisitions and dispositions.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that our expectations, or the assumptions upon which they are based, will prove to be correct. We cannot guarantee future results, levels of activity, performance or achievements. Consequently, we do not represent that actual results achieved will be the same in whole or in part as those set out in the forward-looking statements included in this prospectus and in the documents incorporated by reference into this prospectus. Some of the assumptions on which our forward-looking statements are based are set out under “Risk Factors” and elsewhere in this prospectus and in the documents incorporated by reference into this prospectus. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

•	risks related to the marketability and price of oil and natural gas being affected by factors outside our control;
•	risks related to world oil and natural gas prices being quoted in U.S. dollars and our production revenues being adversely affected by an appreciation in the Canadian dollar;
•	risks related to our ability to execute projects being dependent on factors outside our control;
•	risks related to oil and gas exploration having a high degree of risk and exploration efforts failing;
•	risks related to cumulative unsuccessful exploration efforts;
•	risks related to oil and natural gas operations involving hazards and operational risks;
•	risks related to seasonal factors and unexpected weather;

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•	risks related to competition in the oil and gas industry;
•	risks related to the fact that we do not control all of the assets that are used in the operation of our business;
•	risks related to our ability to market oil and natural gas depending on our ability to transport the product to market;
•	risks related to high demand for drilling equipment;
•	risks related to title to our properties;
•	risks related to our ability to continue to meet our oil and gas lease or license obligations;
•	risks related to our ability to renew oil and gas leases and licenses;
•	risks related to our anticipated substantial capital needs for future acquisitions;
•	risks related to our cash flow from reserves not being sufficient to fund our ongoing operations;
•	risks related to covenants in issued debt restricting the ability to conduct future financings;
•	risks related to our being exposed to third party credit risks;
•	risks related to our being able to find, acquire, develop and commercially produce oil and natural gas;
•	risks related to our properties not producing as projected;
•	risks related to our estimated reserves being based upon estimates;
•	risks related to future oil and gas revenues not resulting in revenue increases;
•	risks related to our managing growth;

•	risks related to our being dependent on key personnel;

•	risks related to our operations being subject to federal, state, provincial, local and other laws, controls and regulations;

•	risks related to uncertainty regarding claims of title and right of aboriginal people;

•	risks related to environmental laws and regulations;

•	risks related to our facilities, operations and activities emitting greenhouse gases;

•	risks related to our not having paid dividends to date;

•	risks related to our stock price being volatile;

•	risks related to our being a foreign private issuer;

•	risks related to the issuance of additional common shares negatively affecting the market price;

•	risks related to not meeting the conditions for closing of our revolving credit facility; and

•	risks related to the warrants.

Statements relating to "reserves" or "resources" are deemed to be forward-looking statements, as they involve the implied assessment, based on certain estimates and assumptions that the resources and reserves described can be profitably produced in the future.

This list is not exhaustive of the factors that may affect the realization of the results contemplated by our forward-looking statements. Some of the important risks and uncertainties that could affect the realization of our expected results are described further under the section entitled “Risk Factors” in this prospectus, and in the documents incorporated by reference into this prospectus. If one or more of these risks or uncertainties materializes, or if our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, believed, expected, estimated or projected. Forward-looking statements are not a prediction of future events or circumstances, and those future events or circumstances may not occur. Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are based upon our beliefs, opinions and expectations at the time they are made and speak only as of the date they are made, and we do not assume any obligation to update our forward-looking statements if those beliefs, opinions, expectations or other circumstances should change, except as required by applicable law. We qualify all the forward-looking statements contained in this prospectus and the documents incorporated by reference in this prospectus by the foregoing cautionary statements.

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DEJOUR ENERGY INC.

We are in the business of acquiring oil and gas properties worldwide and exploring for and developing commercial quantities of hydrocarbons on its properties where feasible. Our focus areas are:

•	The Peace River Arch of northeastern British Columbia and northwestern Alberta, Canada; and

•	The Piceance, Paradox, and Uinta Basins in the US Rocky Mountains.

Since inception, we have explored for oil and gas on our properties and “high-graded” our prospects and discoveries so as to establish oil and gas production as quickly as possible. This process involves:

•	Classification and prioritization of acreage based on economic promise, technical robustness, infrastructural and logistic advantage and commercial maturity;

•	Evaluation and development planning for “top tier” acreage positions with most promise for commerciality;

•	Sourcing the requisite financing via financial and industry contacts to place projects of merit into production; and

•	Meeting all production and related environmental timelines for the establishment of production on a timely basis.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds that we receive from the sale of the securities offered by this prospectus will be used by us for working capital and general corporate purposes. We have not allocated any portion of the net proceeds for any particular use at this time.  The net proceeds may be invested temporarily until they are used for their stated purpose.  Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

Description of Common Shares

We are authorized to issue an unlimited number of common shares of which, as of October 28, 2013, 148,916,374 were issued and outstanding. Our common shares are entitled to one vote per share on all matters submitted to a vote of our shareholders, including the election of directors. Except as otherwise required by law, the holders of our common shares will possess all voting power. Generally, all matters to be voted on by shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all common shares that are present in person or represented by proxy. One holder of common shares issued, outstanding and entitled to vote, represented in person or by proxy, is necessary to constitute a quorum at any meeting of our shareholders.

The holders of our common shares are entitled to such dividends as may be declared from time to time by our board of directors from funds legally available therefor.

Upon liquidation, dissolution or winding up of our company, holders of common shares are entitled to receive pro rata our assets, if any, remaining after payments of all debts and liabilities.  No common shares have been issued subject to call or assessment.  There are no pre-emptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds attaching to our common shares.

In the event of any merger or consolidation with or into another company in connection with which our common shares are converted into or exchangeable for shares, other securities or property (including cash), all holders of our common shares will be entitled to receive the same kind and amount of shares and other securities and property (including cash).

There are no indentures or agreements limiting the payment of dividends on our common shares and there are no special liquidation rights or subscription rights attaching to our common shares.

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Alteration of Share Structure

We may alter our authorized share structure by directors’ resolution or ordinary resolution of our shareholders, in each case determined by our board of directors, to:

•	create one or more classes or series of shares or, if none of the shares of a series of a class or series of shares are allotted or issued, eliminate that class or series of shares;

•	increase, reduce or eliminate the maximum number of shares that we are authorized to issue out of any class or series of shares or establish a maximum number of shares that we are authorized to issue out of any class or series of shares for which no maximum is established;

•	subdivide all or any of our unissued, or fully paid issued, shares;

•	if we are authorized to issue shares of a class or shares with par value;

(i)	decrease the par value of those shares; or

(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

•	change all or any of our unissued, or fully paid issued, shares with par value into shares without par value or any of our unissued shares without par value into shares with par value;

•	alter the identifying name of any of our shares; or

•	by ordinary resolution of our shareholders, otherwise alter our share or authorized share structure.

On June 14, 2013, our shareholders passed an ordinary resolution granting the board of directors the discretion to consolidate our common shares.

Dividends

As of the date of this prospectus, we have not paid any dividends to our shareholders. The declaration of any future dividends will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent factors. We currently do not intend to pay any dividends in the foreseeable future, but rather to reinvest earnings, if any, in our exploration activities.

Transfer Agent And Registrar

Our registrar and transfer agent for our common shares is Computershare Trust Company of Canada, located at 510 Burrard Street, Vancouver, British Columbia Canada V5K 1A1.

Trading of Our Common Shares

Our common shares are traded on the Toronto Stock Exchange and on the NYSE MKT, in both cases under the symbol “DEJ.” On October 28, 2013, the last reported sale price of our common shares on the Toronto Stock Exchange was Cdn$0.19 per common share and on the NYSE MKT was $0.18 per common share.

As of October 28, 2013, we had 177 record holders of our common shares.

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Description of Warrants

We may issue warrants that entitle the holder to purchase common shares. Warrants may be issued independently or together with common shares, and may be attached to or separate from any offered securities. Each series of warrants may, at our discretion, be issued under a separate warrant agreement to be entered into between us and a warrant agent, which will be described in the prospectus supplement relating to the particular issue of warrants. Any warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant and warrant agreement, which we will file with the SEC in connection with any offering of warrants.

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common shares that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number and price of common shares that may be purchased upon exercise of a warrant;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	any applicable material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of the warrant to purchase common shares at the exercise price provided in the applicable prospectus supplement. The exercise price may be subject to adjustment upon the occurrence of events described in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase common shares, holders of the warrants will not have any of the rights of holders of the underlying common shares, including the right to receive payments of dividends, if any, on the underlying common shares, or to exercise any applicable right to vote.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement or other documentation under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The following description, and any description of the units included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable unit and unit agreement or other documentation under which a unit is issued, if any, which we will file with the SEC in connection with any offering of units.

The prospectus supplement relating to a particular issue of units will describe, among other things:

•	the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions related to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	any applicable material U.S. federal income tax considerations; and

•	any material provisions of the governing unit agreement that differ from those described above.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Information regarding material United States federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in an applicable prospectus supplement.  You are urged to consult your own tax advisors prior to any acquisition of our securities.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways from time to time:

•	through underwriters or dealers for resale to the public or to institutional investors;

•	directly to a limited number of institutional purchasers or to a single purchaser;

•	through agents; or

•	if indicated in the prospectus supplement, pursuant to delayed delivery contracts, by remarketing firms or by other means.

Any dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act, and any discounts or commissions they receive from us and any profit they receive on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.  The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include:

•	the name or names of any underwriters, dealers, or agents;

•	the purchase price of such securities and the proceeds to us from such sale;

•	any underwriting discounts, agency fees, and other items constituting underwriters’ or agents’ compensation;

•	the public offering price;

•	any discounts or concessions that may be allowed or re-allowed or paid to dealers and any securities exchanges on which the securities may be listed; and

•	the securities exchange on which the securities may be listed, if any.

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If underwriters are used in the sale of securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone.  Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent.  Further, unless otherwise so stated, the underwriters will be obligated to purchase all such securities if any are so purchased by them.  Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time.  Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us to those agents, will be described in the applicable prospectus supplement.  Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

If dealers are used in the sale of any securities, we will sell the securities to the dealers as principals.  Any dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  The name of any dealer and the terms of the transaction will be provided in the prospectus supplement with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase in accordance with a redemption or repayment pursuant to their terms or otherwise by one or more firms, which we refer to as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable.  Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement.

Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed by them.

If indicated in the applicable prospectus supplement, we will authorize agents, underwriters, or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price provided in the applicable prospectus supplement, plus, if applicable, accrued interest pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  Such contracts will be subject only to those conditions described in the applicable prospectus supplement, and the applicable prospectus supplement will provide the commission payable for solicitation of those contracts.

Underwriters will not be obligated to make a market in any securities.  We can give no assurance regarding the activity of trading in, or liquidity of, any securities.

Under agreements that may be entered into by us, underwriters, dealers, agents and remarketing firms who participate in the offer and sale of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, and applicable Canadian provincial securities legislation, or to contribution with respect to payments that such underwriters, dealers, agents or remarketing firms may be required to make in respect thereof. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Each series of securities will be a new issue and other than the common shares, which are quoted on the NYSE MKT and TSX, will have no established trading market.  We may elect to list any series of securities on an exchange, and in the case of the common shares, on any additional exchange, but unless otherwise specified in the applicable prospectus supplement, we are not obligated to do so.  Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  The securities may or may not be listed on a national securities exchange or a foreign securities exchange.  No assurance can be given as to the liquidity of the trading market for any of the securities.

The place, time of delivery, and other terms of the offered securities will be described in the applicable prospectus supplement.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

LEGAL MATTERS

Farris, Vaughan, Wills & Murphy LLP, Vancouver, B.C., Canada, has provided an opinion on the validity of the securities offered by this prospectus. Certain legal matters related to this prospectus will be passed upon on our behalf by Dorsey & Whitney LLP, Seattle, Washington and Vancouver, B.C., Canada, with respect to matters of United States law. Counsel named in the applicable prospectus supplement will pass upon legal matters for any underwriters, dealers or agents.

EXPERTS

The consolidated financial statements of the Company and its subsidiaries, which comprise the consolidated balance sheets as at December 31, 2012 and December 31, 2011 and the consolidated statements of comprehensive loss, changes in shareholders’ equity and cash flows for the years ended December 31, 2012, December 31, 2011 and December 31, 2010, have been incorporated by reference herein in reliance upon the report of BDO Canada LLP, an independent registered public accounting firm, given upon the authority of that firm as an expert in accounting and auditing.

Information relating to our oil and gas properties included or incorporated by reference herein has been derived from reports, statements or opinions prepared or certified by Deloitte LLP and Gustavson Associates, LLC, each independent petroleum engineering consultants retained by us.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

We are subject to the provisions of the Business Corporations Act (British Columbia) (the “Act”). Under Section 160 of the Act, we may, subject to Section 163 of the Act, indemnify an individual who:

•	is or was a director or officer of our company;

•	is or was a director or officer of another corporation (i) at a time when such corporation is or was an affiliate of our company; or (ii) at our request; or

•	at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity;

and includes the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a proceeding (an “eligible penalty”) in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of our company or an associated corporation, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding (an “eligible proceeding”) to which the eligible party is or may be liable and we may, subject to section 163 of the Act, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.

Under Section 161 of the Act, and subject to Section 163 of the Act, we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, and subject to Section 163 of the Act, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

•	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

•	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

•	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of our company or the associated corporation, as the case may be; or

•	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

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 If an eligible proceeding is brought against an eligible party by or on behalf of our company or by or on behalf of an associated corporation, we must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160, 161 or 162 of the Act, as the case may be, in respect of the proceeding.

Under Section 164 of the Act, the Supreme Court of British Columbia may, on application of our company or an eligible party:

•	order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

•	order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•	order the enforcement of, or payment under, an agreement of indemnification entered into by us;

•	order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Act; or

•	make any other order the court considers appropriate.

Section 165 of the Act provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation.

Under the Act, the articles of our company may affect our power or obligation to give an indemnity or pay expenses to the extent that the articles prohibit giving the indemnity or paying the expenses. As indicated above, this is subject to the overriding power of the Supreme Court of British Columbia under Section 164 of the Act.

Article 21 of our articles provides for the mandatory indemnification of our directors, former directors, and alternate directors, as well as his or her heirs and legal personal representatives, or any other person, to the greatest extent permitted by the Act. The indemnification includes the mandatory payment of expenses actually and reasonably incurred by such person in respect of that proceeding. The failure of a director, alternate director, or officer to comply with the Act or our articles of incorporation does not invalidate any indemnity to which he or she is entitled. Under our articles, we may purchase and maintain insurance for the benefit of any eligible person who:

•	is or was a director, alternate director, officer, employee or agent of our company;

•	is or was a director, alternate director, officer employee or agent of a corporation at a time when the corporation is or was an affiliate of our company;

•	at our request, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or

•	at our request, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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Item 9. Exhibits.

Exhibit	Description

1.1*	Form of Underwriting Agreement
4.1*	Form of Warrant
4.2*	Form of Warrant Indenture
4.3*	Form of Unit Agreement
5.1**	Opinion of Farris, Vaughan, Wills & Murphy LLP
23.1	Consent of BDO Canada LLP
23.2**	Consent of Farris, Vaughan, Wills & Murphy LLP (included in Exhibit 5.1)
23.3	Consent of Gustavson Associates, LLC
23.4	Consent of Deloitte LLP
24.1**	Powers of Attorney

________________

*To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed on Form 6-K under the Securities Exchange Act of 1934 and incorporated herein by reference.

** Previously filed.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the registration statement.

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(5)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)       If the registrant is relying on Rule 430B:

(A)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)      If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)      any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(b)          For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, British Columbia, Canada, on this 29th day of October, 2013.

DEJOUR ENERGY INC.

By: /s/ Robert L. Hodgkinson

Name: Robert L. Hodgkinson

Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on October 29, 2013.

Signature	Title
/s/ Robert L. Hodgkinson	Chief Executive Officer and Co-Chairman of the Board of Directors
Robert L. Hodgkinson	(principal executive officer)
/s/ David Matheson	Chief Financial Officer
David Matheson	(principal financial and accounting officer)
/s/ Craig Sturrock	Director
Craig Sturrock
/s/ Dr. A. Ross Gorrell	Director
Dr. A. Ross Gorrell
*	Director
Harrison Blacker
/s/ Richard H. Kennedy	Director
Richard H. Kennedy
*	Director
Stephen R. Mut
*	Director
Richard A. Bachmann

* By:	/s/ Robert L/ Hodgkinson
Name: Robert L. Hodgkinson
Title: Attorney-in-fact

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Dejour Energy Inc. in the United States, on October 29, 2013.

DEJOUR ENERGY (USA) CORP.

By:	/s/ Harrison Blacker
Name:	Harrison Blacker
Title:	President

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EXHIBIT INDEX

Exhibit	Description

1.1*	Form of Underwriting Agreement
4.1*	Form of Warrant
4.2*	Form of Warrant Indenture
4.3*	Form of Unit Agreement
5.1**	Opinion of Farris, Vaughan, Wills & Murphy LLP
23.1	Consent of BDO Canada LLP
23.2**	Consent of Farris, Vaughan, Wills & Murphy LLP (included in Exhibit 5.1)
23.3	Consent of Gustavson Associates, LLC
23.4	Consent of Deloitte LLP
24.1**	Powers of Attorney

________________

*To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed on Form 6-K under the Securities Exchange Act of 1934 and incorporated herein by reference.

** Previously filed.